Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 4 to the Registration Statement (No. 333-295079) on Form S-4 of VerifyMe, Inc. of our report dated April 10, 2026, relating to the consolidated financial statements of Open World Ltd. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM Cayman Ltd.

Grand Cayman, Cayman Islands

August 11, 2026